Exhibit 24.1

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director, of Community Bank System, Inc., a Delaware corporation (the “Company”), which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-3 or such other form or forms as are applicable) to effect the shelf registration pursuant to Rule 415 of the Securities and Exchange Commission of common stock to be issued and sold from time to time in one or more public or private offerings, hereby constitutes and appoints Mark E. Tryniski and Scott Kingsley, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities or such registration with full power and authority to do and perform any and all acts and things requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

SIGNATURE	TITLE	DATE

/s/ Mark E. Tryniski
Mark E. Tryniski	President, Chief Executive Officer and Director	January 20, 2012
(Principal Executive Officer)

/s/ Scott A. Kingsley	Treasurer and Chief Financial Officer	January 20, 2012
Scott A. Kingsley	(Principal Financial Officer)

/s/ Nicholas A. DiCerbo	Chair of the Board	January 20, 2012
Nicholas A. DiCerbo

/s/ Brian R. Ace	Director	January 20, 2012
Brian R. Ace

/s/ Mark J. Bolus	Director	January 20, 2012
Mark J. Bolus

/s/ Paul M. Cantwell, Jr.	Director	January 20, 2012
Paul M. Cantwell, Jr.

/s/ Neil E. Fesette
Neil E. Fesette	Director	January 20, 2012

SIGNATURE	TITLE	DATE

/s/ James A. Gabriel	Director	January 20, 2012
James A. Gabriel

/s/ James W. Gibson, Jr.	Director	January 20, 2012
James W. Gibson, Jr.

/s/ Edward S. Mucenski	Director	January 20, 2012
Edward S. Mucenski

/s/ John Parente	Director	January 20, 2012
John Parente

/s/ Sally A. Steele	Director	January 20, 2012
Sally A. Steele

/s/ Alfred A. Whittet	Director	January 20, 2012
Alfred S. Whittet

/s/ James A. Wilson	Director	January 20, 2012
James A. Wilson

/s/ Brian R. Wright	Director	January 20, 2012
Brian R. Wright